DERIVED INFORMATION 3/1/05

$650,000,000

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

$1,150,000,050

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2005-2

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston. Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein. The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the certificate. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication. Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 3/01/05 cutoff date. Approximately 20.5% of the mortgage loans do not provide for any payments of principal in the first two, three or five years following origination. The final numbers will be found in the prospectus supplement. Thirty day delinquencies and sixty day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively. The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

2. Documentation Type

						%
	WA	WA	WA	WA		Scheduled	%	%	%	%	%	%	%	WA	%	%
Documentation Type	OLTV* (1stLien LTV)	CLTV* (1stLTV & 2ndCLTV)	SS CLTV* (1stCLTV & 2ndCLTV)	FICO	WAC	Balance	Purchase	Investor Property	First Lien	Silent Seconds	CA	Full Doc	IO	DTI	DTI>45	With MI
Full	80.4	80.9	87.7	617	7.00	58.1	40.9	5.2	97.3	38.8	22.6	100.0	21.8	41.2	41.5	0.8
Reduced	81.4	81.8	93.4	656	7.24	16.0	82.2	4.9	97.8	60.8	29.1	0.0	27.1	41.5	37.9	0.4
No Income/ No Asset	79.5	79.7	83.4	643	7.03	1.1	25.8	5.2	98.5	19.6	0.0	0.0	21.8	41.3	22.5	0.4
Stated Income / Stated Assets	77.9	78.4	83.6	636	7.38	24.9	29.6	5.9	97.7	26.9	31.2	0.0	13.4	41.1	30.2	0.0
Total:	79.9	80.4	87.6	628	7.13	100.0	44.5	5.3	97.5	39.1	25.5	58.1	20.5	41.2	37.9	0.5

3. Interest Only

						%
	WA	WA	WA	WA		Scheduled	%	%	%	%	%	%	%	WA	%	%
Interest Only	OLTV* (1stLien LTV)	CLTV* (1stLTV & 2ndCLTV)	SS CLTV* (1stCLTV & 2ndCLTV)	FICO	WAC	Balance	Purchase	Investor Property	First Lien	Silent Seconds	CA	Full Doc	IO	DTI	DTI>45	With MI
2yr IO	82.0	82.0	93.8	653	6.48	9.6	57.2	0.3	100.0	61.6	60.0	70.0	100.0	41.7	39.0	0.2
Other IO	80.5	80.5	93.9	653	6.73	10.9	65.1	2.3	100.0	70.5	41.1	54.2	100.0	41.4	35.8	0.0
Non-IO	79.6	80.2	85.9	622	7.27	79.5	40.2	6.3	96.9	32.1	19.2	57.2	0.0	41.1	38.1	0.6
Total:	79.9	80.4	87.6	628	7.13	100.0	44.5	5.3	97.5	39.1	25.5	58.1	20.5	41.2	37.9	0.5

4. FICO

						%
	WA	WA	WA	WA		Scheduled	%	%	%	%	%	%	%	WA	%	%
FICO	OLTV* (1stLien LTV)	CLTV* (1stLTV & 2ndCLTV)	SS CLTV* (1stCLTV & 2ndCLTV)	FICO	WAC	Balance	Purchase	Investor Property	First Lien	Silent Seconds	CA	Full Doc	IO	DTI	DTI>45	With MI
495 – 560	74.6	74.6	75.3	537	7.90	12.9	12.3	2.1	99.9	6.7	22.6	69.8	0.7	41.5	41.0	0.1
561 – 600	79.9	80.5	84.7	582	7.39	19.9	34.2	2.1	97.0	27.5	21.4	71.2	10.6	41.3	39.7	0.6
601 – 640	80.2	80.9	88.7	621	7.01	26.7	44.3	4.2	96.4	41.6	26.1	63.5	25.0	41.4	39.9	0.6
641 – 680	81.2	81.8	91.8	658	6.93	22.4	54.8	7.0	96.8	52.7	26.9	48.4	29.2	41.0	35.7	0.2
681 – 814	81.8	82.0	92.5	717	6.75	18.2	66.6	10.7	98.8	54.7	29.6	39.4	28.2	40.9	33.6	1.0
Total:	79.9	80.4	87.6	628	7.13	100.0	44.5	5.3	97.5	39.1	25.5	58.1	20.5	41.2	37.9	0.5

5. Scheduled Balance

						%
	WA	WA	WA	WA		Scheduled	%	%	%	%	%	%	%	WA	%	%
Scheduled Balance	OLTV* (1stLien LTV)	CLTV* (1stLTV & 2ndCLTV)	SS CLTV* (1stCLTV & 2ndCLTV)	FICO	WAC	Balance	Purchase	Investor Property	First Lien	Silent Seconds	CA	Full Doc	IO	DTI	DTI>45	With MI
4,936 - 80,000	78.8	84.4	89.0	621	8.83	7.2	57.7	12.7	72.2	24.8	5.2	68.7	1.0	38.7	28.6	1.0
80,001 - 850,000	80.0	80.1	87.4	629	7.00	92.8	43.5	4.7	99.5	40.2	27.1	57.3	22.0	41.4	38.6	0.5
Total:	79.9	80.4	87.6	628	7.13	100.0	44.5	5.3	97.5	39.1	25.5	58.1	20.5	41.2	37.9	0.5

6. Lien Position

						%
	WA	WA	WA	WA		Scheduled	%	%	%	%	%	%	%	WA	%	%
Lien Position	OLTV* (1stLien LTV)	CLTV* (1stLTV & 2ndCLTV)	SS CLTV* (1stCLTV & 2ndCLTV)	FICO	WAC	Balance	Purchase	Investor Property	First Lien	Silent Seconds	CA	Full Doc	IO	DTI	DTI>45	With MI
1st Lien	79.9	79.9	87.3	628	7.04	97.5	43.6	5.4	100.0	40.1	25.6	58.0	21.0	41.2	37.8	0.5
2nd Lien	0.0	99.1	99.1	631	10.73	2.5	79.6	1.5	0.0	0.0	21.3	62.0	0.0	42.1	41.0	0.0
Total:	79.9	80.4	87.6	628	7.13	100.0	44.5	5.3	97.5	39.1	25.5	58.1	20.5	41.2	37.9	0.5